UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2006

QuadraMed Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32283	52-1992861
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12110 Sunset Hills Road, Suite 600, Reston, VA 20190

(Address of principal executive office and zip code)

(703) 709-2300

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 4.02	NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.	3

SIGNATURES		4

ITEM 4.02	NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

As previously disclosed by QuadraMed Corporation (the “Company”) in its Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (the “2005 Annual Report”) and in other past filings with the SEC, in connection with the establishment in 2000 of a supplemental executive retirement plan (“SERP”) and related plans for the benefit of its former chairman and CEO, James Durham, the Company funded a trust (the “SERP Trust”) to satisfy the Company’s payment obligations associated with the SERP and the related plans. In July 2005, the Company paid its obligations under the SERP and the related plans in part by liquidating the SERP Trust and applying the net proceeds. In its 2005 Consolidated Statement of Cash Flows in the 2005 Annual Report, the Company reported both the liquidation of the $3.1 million SERP Trust, and the $3.1 million payment of the trust proceeds to the former executive, as investing activities.

Based on a subsequent review of the transaction, and upon further consultation with the Company’s independent registered public accounting firm, BDO Seidman, LLP, on July 25, 2006, the Audit Committee of the Company’s Board of Directors concluded that the $3.1 million payment of the trust proceeds is more appropriately reportable as an operating activity in the 2005 Consolidated Statement of Cash Flows. Accordingly, the Company intends to file an amendment to the 2005 Annual Report for the sole purpose of reclassifying the payment of the trust proceeds to the former executive as an operating activity in the 2005 Consolidated Statement of Cash Flows. This reclassification will increase cash provided by investing activities from $122,000, as originally reported, to $3,222,000 and will decrease cash provided by operating activities from $14,857,000, as originally reported, to $11,757,000.

This reclassification will not affect: (i) the reported cash and cash equivalents balance as of December 31, 2005 of $33,042,000; (ii) the reported 2005 net increase in cash and cash equivalents of $10,613,000; (iii) any other item of the 2005 Consolidated Statement of Cash Flows; (iv) any aspect of the 2005 Consolidated Balance Sheet; nor (v) any aspect of the 2005 Consolidated Statement of Operations (including loss from operations, net loss and per share amounts.) In addition, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations in the 2005 Annual Report will be amended as appropriate for the change.

The Company intends to file the amendment to the 2005 Annual Report as soon as possible.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 31, 2006

QuadraMed Corporation

/s/ David L. Piazza
David L. Piazza, Executive Vice President and Chief Financial Officer